Exhibit 23-27
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-183442-01) of DTE Electric Company (formerly known as The Detroit Edison Company) of our report dated February 20, 2013 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 20, 2013